UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2015

DOUBLE CROWN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 S. Eastern Ave., Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 961-6016

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following is an informational update from Double Crown Resources management to our shareholders and the investing public. Before we begin, we would like to thank our shareholders for providing their recent consent to our proxy.

We have received payment in full for our commodities order previously announced on April 28, 2015. We are currently in the process of fulfilling this order. Additional requests for quotations for commodity purchases have been received and we are in the process of providing those quotations.

Furthermore, we have implemented new marketing strategies, which include social media management and an updated website. We are completing revisions to our business plan and will be introducing the revised plan at a gathering of industry leaders in late June. Following this event, a copy of the presentation will be available for shareholders. One of the primary topics of the presentation will be the advancement of the global logistics transport system, TransLock².

Please visit our website for specific information regarding our new marketing office location. All meetings at our office are by appointment only and need to be requested and scheduled in writing through our website. Requests for investor packets should also be made via our website.

Going forward, all material developments will be communicated in accordance with SEC regulations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE CROWN RESOURCES INC.

Date: June 16, 2015	By:	/s/ Jerold S. Drew
	Name:	Jerold S. Drew
	Title:	Chief Executive Officer